Exhibit 10.3

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated as of June 16, 2004 (“Escrow Agreement”), is by and among EMANCIPATION CAPITAL LP, a Delaware limited partnership, as representative of certain investors, including the Depositor (collectively, the “Investors”) pursuant to the Underlying Agreement (as defined below) (“Depositor”); ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION, a Delaware corporation (“Recipient”); and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as Escrow Agent hereunder (“Escrow Agent”).

BACKGROUND

A.  Investors and Recipient have entered into a Securities Purchase Agreement (as amended, the “Underlying Agreement”), dated as of June 16, 2004, in connection with the issuance and sale by the Recipient to the Investors of convertible preferred shares of the Recipient in an aggregate amount of Nine Million Dollars ($9,000,000).  The Underlying Agreement provides that Investors shall deposit the Escrow Funds (defined below) in a segregated escrow account to be held by Escrow Agent in connection with the Recipient’s indebtedness to Laurus Master Fund Ltd.

B.  Escrow Agent has agreed to accept, hold, and disburse the funds deposited with it and the earnings thereon in accordance with the terms of this Escrow Agreement.

C.  Investors and Recipient have appointed the Representatives (as defined below) to represent them for all purposes in connection with the funds to be deposited with Escrow Agent and this Escrow Agreement.

D.  In order to establish the escrow of funds and to effect the provisions of the Underlying Agreement, the parties hereto have entered into this Escrow Agreement.

STATEMENT OF AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.                                       Definitions.  The following terms shall have the following meanings when used herein:

“Escrow Funds” shall mean the funds deposited with Escrow Agent pursuant to Section 3 of this Agreement, together with any interest and other income thereon.

“Escrow Period” shall mean the period commencing on the date hereof and ending on the applicable termination date set forth on Schedule A hereto.

“Investors’ Representative” shall mean the Depositor.

“Recipient Representative” shall mean the persons so designated on Schedule A hereto or any other person designated in a writing signed by Recipient and delivered to Escrow Agent and the Investor Representative in accordance with the notice provisions of this Escrow Agreement, to act as its representative under this Escrow Agreement.

“Representatives” shall mean the Investors’ Representative and the Recipient Representative.

“Written Direction” shall mean a written direction executed by the Depositor and directing Escrow Agent to disburse all or a portion of the Escrow Funds or to take or refrain from taking an action pursuant to this Escrow Agreement.

2.                                       Appointment of and Acceptance by Escrow Agent.  Depositor and Recipient hereby appoint Escrow Agent to serve as escrow agent hereunder.  Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Escrow Funds in accordance with Section 3 below, agrees to hold, invest and disburse the Escrow Funds in accordance with this Escrow Agreement.

3.                                       Deposit of Escrow Funds.  Simultaneously with the execution and delivery of this Escrow Agreement, Depositor will transfer the Escrow Funds in the amount set forth on Schedule A hereto to Escrow Agent, by wire transfer of immediately available funds, to the account of the Escrow Agent referenced on Schedule A hereto.

4.                                       Disbursements of Escrow Funds.  Escrow Agent shall disburse Escrow Funds at any time and from time to time, upon receipt of, and in accordance with, a Written Direction.  Such Written Direction shall contain wiring instructions or an address to which a check shall be sent.  In connection with the Underlying Agreement, the Recipient shall use commercially reasonable efforts to restructure its current indebtedness with Laurus Master Fund, Ltd. (“Laurus”) prior to the expiration of the Escrow Period.  In the event that the terms and conditions of such restructuring is satisfactory to Depositor in its sole discretion and is consummated prior to the expiration of the Escrow Period, then Depositor shall, within three (3) business days after the expiration of the Escrow Period and without any additional condition, send a Written Direction to the Escrow Agent in the form attached hereto as Exhibit A.  In the event that a satisfactory restructuring, in the sole discretion of Depositor, is not achieved prior to the expiration of the Escrow Period, the Depositor shall within three (3) business days after the expiration of the Escrow Period and without any additional conditions send a Written Direction in the form attached hereto as Exhibit B. The Depositor shall allocate money between Laurus and the

Recipient in accordance with a pay-out letter duly executed by Laurus and Recipient.  Absent such a pay-out letter, the Depositor shall be entitled to allocate the Escrow Funds among Laurus and the Recipient in its reasonable discretion so as to use its commercially reasonable efforts to fully repay the Laurus indebtedness (including any and all outstanding principal, interest, prepayment penalties and liquidated damages).  In the event that a restructuring is not consummated, Recipient shall take all commercially reasonable action to terminate its indebtedness with Laurus (including, without limitation, negotiating and executing with Laurus a pay-out letter and such other agreements, documents and instruments required by Laurus to terminate the Laurus credit facilities and fully co-pay the Laurus indebtedness).  Upon the expiration of the Escrow Period, Escrow Agent shall distribute, as promptly as practicable, the Escrow Funds in the manner described on Schedule A, without any further instruction or direction from the Representatives.

All disbursements of funds from the Escrow Funds shall be subject to the fees and claims of Escrow Agent and the Indemnified Parties (as defined below) pursuant to Section 10 and Section 11 below.

5.                                       Suspension of Performance; Disbursement Into Court.  If, at any time, (i) there shall exist any dispute between Depositor, Recipient or the Representatives with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, (ii) Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, the proper disposition of all or any portion of the Escrow Funds or Escrow Agent’s proper actions with respect to its obligations hereunder, or (iii) the Representatives have not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 7 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

a.                                       suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be).

b.                                      petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Escrow Funds, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

Escrow Agent shall have no liability to Depositor, Recipient, their respective shareholders or members or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

6.                                       Investment of Funds.  The Escrow Agent is herein directed and instructed to initially invest and reinvest the Escrow Funds in the investment indicated on Schedule A hereto.  With the execution of this document, the parties hereto acknowledge receipt of prospectuses and/or disclosure materials associated with the investment vehicle, either through means of hardcopy or via access to the website associated with the investment selected by the parties to this Escrow Agreement.  The parties hereto acknowledge that they have discussed the investment and are in agreement as to the selected investment.  The Depositor may provide instructions changing the investment of the Escrow Funds (subject to applicable minimum investment requirements) by the furnishing of a Written Direction to the Escrow Agent; provided, however, that no investment or reinvestment may be made without the consent of the Recipient; and provided, however, that no investment or reinvestment may be made except in the following:

a.                                       direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United State of America or money market accounts consisting solely of such obligations; or

b.                                      certificates of deposit issued by any bank, bank and trust company, or national banking association (including Escrow Agent and its affiliates), which certificates of deposit are insured by the Federal Deposit Insurance Corporation or a similar governmental agency; or

c.                                       repurchase agreements with any bank, trust company, or national banking association (including Escrow Agent and its affiliates).

If Escrow Agent has not received a Written Direction at any time that an investment decision must be made, Escrow Agent shall invest the Escrow Funds, or such portion thereof as to which no Written Direction has been received, in investments described in clause (a) above.  Each of the foregoing investments shall be made in the name of Escrow Agent. No investment shall be made in any instrument or security that has a maturity of greater than thirty (30) days.  Notwithstanding anything to the contrary contained herein, Escrow Agent may, without notice to the Representatives, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any disbursement of Escrow Funds permitted or required hereunder.  All investment earnings shall become part of the Escrow Funds and investment losses shall be charged against the Escrow Funds.  Escrow Agent shall not be liable or responsible for loss in the value of any investment made pursuant to this Escrow Agreement, or for any loss, cost or penalty resulting from any sale or liquidation of the Escrow Funds.  With respect to any Escrow Funds received by Escrow Agent after ten o’clock, a.m., Charlotte, North Carolina, time, Escrow Agent shall not be required to invest such funds or to effect any investment instruction until the next day upon which banks in Charlotte, North Carolina are open for business.

7.                                       Resignation of Escrow Agent.  Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving thirty (30) days prior written notice to the Depositor and Recipient specifying a date when such resignation shall take effect.  Upon any such notice of resignation, the Representatives jointly shall appoint a successor Escrow Agent hereunder prior to the effective date of such resignation.  The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.  After any retiring Escrow Agent’s resignation, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement.  Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all of the escrow business of the Escrow Agent’s corporate trust line of business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

8.                                       Liability of Escrow Agent.  The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied.  The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement.  The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Depositor or Recipient.  Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of this Escrow Agreement.  Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein.  Escrow Agent may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same.  In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages (including, but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.  Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Escrow Agreement or the Underlying Agreement, or to appear in, prosecute or defend any such legal action or proceeding.  Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel.  Depositor and Recipient, jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

The Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by the Escrow Agent of such court’s jurisdiction in the matter.  If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

9.                                       Indemnification of Escrow Agent.  From and at all times after the date of this Escrow Agreement, Depositor and Recipient, jointly and severally, shall, to the fullest extent permitted by law, defend, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation Depositor or Recipient, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by the Depositor and Recipient jointly and severally.   The obligations of Depositor and Recipient under this Section 9 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

The parties agree that neither the payment by Depositor or Recipient of any claim by Escrow Agent for indemnification hereunder nor the disbursement of any amounts to Escrow Agent from the Escrow Funds in respect of a claim by Escrow Agent for indemnification shall impair, limit, modify, or affect, as between the Investors and Recipient, the respective rights and obligations of the Investors, on the one hand, and Recipient, on the other hand, under the Underlying Agreement.

10.                                 Fees and Expenses of Escrow Agent.  Recipient shall compensate Escrow Agent for its services hereunder in accordance with Schedule A attached hereto and, in addition, shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys’ fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like.  The additional provisions and information set forth on Schedule A are hereby incorporated by this reference, and form a part of this Escrow Agreement.  All of the compensation and reimbursement obligations set forth in this Section 10 shall be payable by Recipient upon demand by Escrow Agent.  The obligations of Recipient under this Section 10 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent. Escrow Agent is authorized to, and may, disburse to itself from the Escrow Funds, from time to time, the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent or any Indemnified Party is entitled to seek indemnification pursuant to Section 9 hereof).  Escrow Agent shall notify the Representatives of any disbursement from the Escrow Funds to itself or any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish to the Representatives copies of all related invoices and other statements.  Recipient, Depositor and the Representatives hereby grant to Escrow Agent and the Indemnified Parties a security interest in and lien upon the Escrow Funds to secure all obligations with respect to the right to offset the amount of any compensation or reimbursement due any of them hereunder (including any claim for indemnification pursuant to Section 9 hereof) against the Escrow Funds.  If for any reason funds in the Escrow Funds are insufficient to cover such compensation and reimbursement, Depositor and Recipient shall promptly pay such amounts to Escrow Agent or any Indemnified Party upon receipt of an itemized invoice.

11.                                 Representations and Warranties.  Each of Depositor and Recipient respectively makes the following representations and warranties to Escrow Agent:

(i)                                     It is duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

(ii)                                  This Escrow Agreement has been duly approved by all necessary action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(iii)                               The execution, delivery, and performance of this Escrow Agreement is in accordance with the Underlying Agreement and will not violate, conflict with, or cause a default under its articles of incorporation, articles of organization, bylaws, management agreement or other organizational document, as applicable, any applicable law or regulation, any court order or administrative ruling or decree to which it is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including without limitation the Underlying Agreement, to which it is a party or any of its property is subject.

(iv)                              The applicable persons designated on Schedule A hereto have been duly appointed to act as its representatives hereunder and have full power and authority to execute and deliver any Written Direction, to amend, modify or waive any provision of this Escrow Agreement and to take any and all other actions as the Representatives under this Escrow Agreement, all without further consent or direction from, or notice to, it or any other party.

(v)                                 No party other than the parties hereto has, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof.  No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

(vi)                              All of its representations and warranties contained herein are true and complete as of the date hereof.

12.                                 Identifying Information.  Depositor and Recipient acknowledge that a portion of the identifying information set forth on Schedule A is being requested by the Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”), and Depositor and Recipient agree to provide any additional information requested by the Escrow Agent in connection with the Act or any similar legislation or regulation to which Escrow Agent is subject, in a timely manner. The Depositor and the Recipient each represent that all identifying information set forth on Schedule A, including without limitation, its Taxpayer Identification Number assigned by the Internal Revenue Service or any other taxing authority, is true and complete on the date hereof and will be true and complete at the time of any disbursement of the Escrow Funds.

13.                                 Consent to Jurisdiction and Venue.  In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Escrow Agreement, the parties hereto agree that the federal courts located in the County of New York, State of New York shall have the sole and exclusive jurisdiction over any such proceeding.  If such court lacks federal subject matter jurisdiction, the parties agree that the state courts located in the County of New York, State of New York shall have sole and exclusive jurisdiction.  Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue.  The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

14.                                 Notice.  All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be deemed to have been given when the writing is delivered if given or delivered by hand, overnight delivery service or facsimile transmitter (with confirmed receipt) to the address or facsimile number set forth on Schedule A hereto, or to such other address as each party may designate for itself by like notice, and shall be deemed to have been given on the date deposited in the mail, if mailed, by first-class, registered or certified mail, postage prepaid, addressed as set forth on Schedule A hereto, or to such other address as each party may designate for itself by like notice.

15.                                 Amendment or Waiver.  This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by the Representatives and Escrow Agent.  No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver.  A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

16.                                 Severability.  To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

17.                                 Governing Law.  This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof.

18.                                 Entire Agreement.  This Escrow Agreement including the Schedules and Exhibits attached hereto constitutes the entire agreement between the parties relating to the holding, investment and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Funds.

19.                                 Binding Effect.  All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of Depositor, Recipient and Escrow Agent.

20.                                 Execution in Counterparts.  This Escrow Agreement and any Written Direction may be executed in two or more counterparts (including by facsimile), which when so executed shall constitute one and the same agreement or direction.

21.                                 Termination.  Upon the first to occur of the termination of the Escrow Period, the disbursement of all amounts in the Escrow Funds pursuant to Written Directions or the disbursement of all amounts in the Escrow Funds into court pursuant to Section 5 or Section 8 hereof, this Escrow Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Funds.

22.                                 Dealings.  The Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent may buy, sell, and deal in any of the securities of the Depositor or Recipient and become pecuniary interested in any transaction in which the Depositor or Recipient may be interested, and contract and lend money to the Depositor or Recipient and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement.  Nothing herein shall preclude the Escrow Agent from acting in any other capacity for the Depositor or Recipient or for any other entity.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed under seal as of the date first above written.

EMANCIPATION CAPITAL LP

By:
EMANCIPATION CAPITAL, LLC, its general partner

By:
Name:	Charles Frumberg
Title:	Managing Member

[CORPORATE SEAL]

ATTEST:

Secretary

ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION

By:
Name:
Title:

[CORPORATE SEAL]

ATTEST:

Secretary

WACHOVIA BANK, NATIONAL ASSOCIATION as Escrow Agent

By:
Title: Assistant Vice President

SCHEDULE A

1.                                       Escrow Funds.

Escrow Funds amount:                                                                                                                                                                                                                      Two Million Three Hundred Forty Two Thousand Three Hundred and Seventy Dollars ($2,342,370)

Escrow Funds wiring instructions:                                                                                                                                                          Wachovia Bank, National Association
1525 W. W.T. Harris Boulevard
Charlotte, NC 28282
ABA# 053 000 219
Credit a/c 5000000016439 - Incoming
FFC:                 EMAN/ARTEMIS ESC 3572002227
Attn:  CT- 4882 New York

2.                                       Escrow Agent Fees.

Acceptance Fee:		$1000
Annual Escrow Fee:		$2,500
Out-of-Pocket Expenses:	$
[Transactional Costs]:	$
[Other Fees/Attorney, etc.]:	$
TOTAL	$

The Acceptance Fee and the Annual Escrow Fee are payable upon execution of the escrow documents.  In the event the escrow is not funded, the Acceptance Fee and all related expenses, including attorneys’ fees, remain due and payable, and if paid, will not be refunded.  Annual fees cover a full year in advance, or any part thereof, and thus are not pro-rated in the year of termination.

The fees quoted in this schedule apply to services ordinarily rendered in the administration of an Escrow Account and are subject to reasonable adjustment based on final review of documents, or when the Escrow Agent is called upon to undertake unusual duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand.  Services in addition to and not contemplated in this Agreement, including, but not limited to, document amendments and revisions, non-standard cash and/or investment transactions, calculations, notices and reports, and legal fees, will be billed as extraordinary expenses.

Unless otherwise indicated, the above fees relate to the establishment of one escrow account.  Additional sub-accounts governed by the same Escrow Agreement may incur an additional charge.  Transaction costs include charges for wire transfers, checks, internal transfers and securities transactions.

3.                                       Taxpayer Identification Numbers.

Depositor:                                                                                        02-069-5738

Recipient:                                                                                           13-402-3714

4.                                       Termination and Disbursement.  Unless earlier terminated by the provisions of the Escrow Agreement, the Escrow Period will terminate on July 16, 2004.  Any Escrow Funds remaining on such date shall be distributed according to a Written Instruction in accordance with Section 4 of the Escrow Agreement, and any remaining amounts of the Escrow Funds shall automatically be distributed 100% to Recipient and 0% to Depositor.

5.                                       Investment Instructions

Goldman Sachs Financial Square Government Administration Class Fund #466:

The minimum fee for sweeping funds into or out of the fund selected is an annualized amount of 25/100 of 1% (25 basis points) and is deducted from the interest posted to the account.

6.                                       Representatives.

The following person is hereby designated and appointed as Investor Representative under the Escrow Agreement:

Name: Charles Frumberg	Specimen Signature

The following person is hereby designated and appointed as Recipient Representative under the Escrow Agreement:

Name: Charles Savoni	Specimen signature

7.                                       Representative Information.  The following information should be provided to Escrow Agent separately by each Representative and any future Representative:

1.  Date of Birth

2.  Address

3.  Mailing Address, if different

4.  Social Security Number

8.                                       Notice Addresses.

Principal Place of Business,

if different

If to Depositor at:                                                c/o Emancipation Capital LLC
153 East 53rd Street
26th Floor
New York, New York  10022

Attention:   Jonathan Rothenberg
Charlie Frumberg

Facsimile:  (212) 521-5036
Telephone: (212) 521-5033

with a copy (for informational purposes) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York  10022

Telephone:                                    (212) 756-2000

Facsimile:                                            (212) 593-5955

Attention:                                         Michael R. Littenberg, Esq.

If to Recipient at:                                                   Artemis International
Solutions Corporation
4041 MacArthur Blvd.,
Suite 401
Newport Beach, California
92660
ATTN: Charles S. Savoni
Facsimile: 949-660-6503
Telephone: 949-660-6550
E-mail: charles.savoni@us.aisc.com

If to the Escrow

Agent at:                                                                                              Wachovia Bank, National Association, as Escrow Agent
One Penn Plaza, Suite 1414
New York, NY 10119
ATTENTION: Corporate Trust – NY4040
Facsimile: 212-273-7015

Exhibit A

[Letterhead]

[Date]

Dear Escrow Agent:

Pursuant to Section 4 of that certain Escrow Agreement, dated as of June     , 2004, by and among Emancipation Capital LP (“Depositor”), Artemis International Solutions Corporation (“Recipient”) and Wachovia Bank (“Escrow Agent”), please consider this letter as an authorization by the Depositor to release to Recipient the entire amount of the Escrow Funds to the account designated on Schedule 1 attached hereto.

Sincerely,

EMANCIPATION CAPITAL LP

By:
EMANCIPATION CAPITAL, LLC,
its general partner

By:
	Name:	Charles Frumberg
	Title:	Managing Member

Exhibit B

[Letterhead]

[Date]

Dear Escrow Agent:

Pursuant to Section 4 of that certain Escrow Agreement, dated as of June     , 2004, by and among Emancipation Capital LP (“Depositor”), Artemis International Solutions Corporation (“Recipient”) and Wachovia Bank (“Escrow Agent”), please consider this letter as an authorization by the Depositor to release (i) to Laurus Master Fund Ltd, from the Escrow Funds, an aggregate amount of [                         ($                )](1) and (ii) to the Recipient any remaining amounts of the Escrow Funds to the account designated on Schedule 1 attached hereto.

Sincerely,

EMANCIPATION CAPITAL LP

By:
EMANCIPATION CAPITAL, LLC,
its general partner

By:
	Name:	Charles Frumberg
	Title:	Managing Member

(1) To be completed by Depositor in accordance with Section 4 of the Escrow Agreement.

2